Exhibit 5.1

Main (206) 447-0900

Fax (206) 447-0849

06054.0000

November 23, 2004

The Board of Directors

Seattle Genetics, Inc.

21823 30th Drive S.E.

Bothell, WA 98021

Ladies and Gentlemen:

This opinion is furnished to Seattle Genetics, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), as it may be amended pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to $75,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

We have reviewed, among other things, the Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended, and the records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Stock. We have made such other factual inquiries as we deemed necessary to render this opinion.

Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock, when sold and after receipt of payment therefore as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Common Stock. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We express no opinion herein as to the laws of any state or jurisdiction other than the state of Delaware and the federal laws of the United States.

We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Heller Ehrman White & McAuliffe LLP